UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 23, 2023

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone	I.R.S. Employer Identification Number

1-16305	PUGET ENERGY, INC. A Washington Corporation 355 110th Ave NE Bellevue, Washington 98004-5591 425-454-6363	91-1969407

1-4393	PUGET SOUND ENERGY, INC. A Washington Corporation 355 110th Ave NE Bellevue, Washington 98004-5591 425-454-6363	91-0374630

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule

12b-2

of the Securities Exchange Act of 1934.
Emerging growth Company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors and Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective February 24, 2023, the Boards of Directors (the “Boards”) of Puget Energy, Inc. and Puget Sound Energy, Inc. (together, the “Companies”) appointed Christine Gregoire as a director of the Companies. The Boards have not yet determined the board committee or committees, if any, on which Ms. Gregoire will serve.
Ms. Gregoire, age 75, currently serves as the CEO of Challenge Seattle, an alliance of CEOs from 21 of the region’s largest private-sector employers, a position she has held since 2015. Prior this role Ms. Gregoire served for two terms as the Governor of the State of Washington from 2005 until 2013. Before serving as Governor Ms. Gregoire served for three terms as the Attorney General for the State of Washington from 1993 to 2005. In addition to her role as CEO of Challenge Seattle, Ms. Gregoire has served as the former chair of the Fred Hutch Cancer Research Center, a member of the National Bipartisan Governor’s Council, and as chair of the National Export-Import Bank Advisory Board.
The compensation offered to Ms. Gregoire for her service as a director of the Companies will be the same as that offered to all non-employee
independent board members of the Companies, pursuant to the director compensation schedule filed as Exhibit 10.35 to the Companies’ Annual Report on Form
10-K
for the fiscal year ended December 31, 2022.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

Dated: February 27, 2023	By:	/s/ Lorna Luebbe
Name: Lorna Luebbe
Title: Senior Vice President General Counsel and Chief Sustainability Officer